LIMITED POWER OF ATTORNEY

	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Victoria Silbey, Thomas J. Plotz and Sean P. Mulcahy, and each of them, as the undersigned?s true and lawful attorney-in-fact (the ?Attorney-in Fact?), with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned?s name, place and stead, in any and all capacities to:

	1.	prepare, execute and acknowledge in the
undersigned?s name and on the undersigned?s behalf, and file with the Securities and Exchange Commission (?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered advisable under Section 16(a) of the Securities Exchange Act of 1934 (the ?Exchange Act?) or any rule or regulation of the SEC;

	2.	prepare, execute, acknowledge, deliver and file
with the SEC, any national securities exchange or securities quotation system and Laureate Education, Inc. (the ?Company?) any and all reports (including any amendment thereto) of the undersigned required or considered advisable under Section 16(a) of the Exchange Act and the rules and regulations thereunder, with respect to the equity securities of the Company, including Forms?3, 4 and 5;

	3.	seek or obtain, as the undersigned?s representative
and on the undersigned?s behalf, information regarding transactions in the Company?s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact;

	4.	perform any and all other acts which in the discretion
of such Attorney-in-Fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

	The undersigned acknowledges that:

	(a)	this Limited Power of Attorney authorizes, but does not
require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

	(b)	any documents prepared or executed by the Attorney-in
-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

	(c)	neither the Company nor the Attorney-in-Fact assumes any
liability for the undersigned?s responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under
Section 16(b) of the Exchange Act; and

	(d)	this Limited Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned?s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under
Section 16(a) of the Exchange Act.

	The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

	This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms? 3, 4 or 5 with respect to the undersigned?s holdings of and transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

	IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney as of December 6, 2017.


Signature: /s/ Jose Roberto Loureiro
Print Name: Jose Roberto Loureiro